UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) April 8, 2010

Cephalon, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-19119	23-2484489
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)

41 Moores Road
Frazer, Pennsylvania	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (610) 344-0200

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01               Completion of Acquisition or Disposition of Assets.

On April 8, 2010, Cephalon, Inc. (the “Company”) and its indirectly-held wholly-owned subsidiary, Cephalon Luxembourg S.a.r.l. (“Cephalon Luxembourg”, and together with the Company, the “Purchasers”), completed the previously announced acquisition of all of the issued share capital of Mepha AG from Mepha Holding AG, its sole shareholder (the “Acquisition”).  The Acquisition was accomplished pursuant to the Share Purchase Agreement dated January 31, 2010 (the “Agreement”) between the Company and Mepha Holding AG.  Mepha Holding AG is the parent company of Mepha AG.  On April 8, 2010, Cephalon Luxembourg acceded to the Agreement and assumed the same rights and obligations of the Company as a Buyer (as such term is defined by the Agreement) under the Agreement pursuant to the Accession Agreement dated April 8, 2010 (the “Accession Agreement”) by and among the Company, Cephalon Luxembourg and Mepha Holding AG.  The purchase price paid at closing, inclusive of certain closing adjustments, was CHF 662.4 million (or approximately US$615.4 million).  The purchase price is also subject to further post-closing working capital and net debt adjustments.  The purchase price of the Acquisition was funded from existing cash on hand.

There are no material relationships among the Purchasers, any affiliates, directors, officers or associates of directors and officers of the Purchasers and Mepha Holding AG, other than by virtue of the Agreement.  The Company hereby incorporates by reference the Agreement, attached hereto as Exhibit 2.1, the Accession Agreement attached hereto as Exhibit 2.2 and the press release dated April 9, 2010, attached hereto as Exhibit 99.1, and each made a part of this Item 2.01.

Item 9.01               Financial Statements and Exhibits.

(d)	Exhibits.

	Exhibit No.	Description of Document
	2.1*	Share Purchase Agreement dated January 31, 2010 between Cephalon, Inc. and Mepha Holdings AG

	2.2	Accession Agreement dated April 8, 2010 among the Company, Cephalon Luxembourg and Mepha Holding AG

	99.1	Press Release dated April 9, 2010

*  Pursuant to Item 601 of Regulation S-K, certain schedules have been omitted from this Agreement.  The Company will furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CEPHALON, INC.

Date: April 14, 2010	By:	/s/ Wilco Groenhuysen
Wilco Groenhuysen
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Document

2.1*	Share Purchase Agreement dated January 31, 2010 between Cephalon, Inc. and Mepha Holdings AG

2.2	Accession Agreement dated April 8, 2010 among the Company, Cephalon Luxembourg and Mepha Holding AG

99.1	Press Release dated April 9, 2010

*  Pursuant to Item 601 of Regulation S-K, certain schedules have been omitted from this Exhibit.  The Company will furnish a copy of any omitted schedule to the Securities and Exchange Commission upon request.  Portions of the Exhibit have been omitted and have been filed separately pursuant to an application for confidential treatment filed with the Securities and Exchange Commission pursuant to Rule 24b-2 under the Securities Exchange Act of 1934, as amended.